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                                                                    EXHIBIT 10.7

                            SHARED SERVICES AGREEMENT
                            -------------------------

     THIS SHARED SERVICES AGREEMENT (the "Agreement"), dated March 14, 2001 (the "Effective Date"), is entered into by and between IVAX Corporation, a Florida corporation ("IVAX"), and IVAX DIAGNOSTICS, INC., formerly known as B2BSTORES.COM INC., a Delaware corporation ("Company").

                                    RECITALS
                                    --------

     WHEREAS, IVAX and Company entered into a Merger Agreement dated November 21, 2000, whereby IVAX Diagnostics, Inc. ("Diagnostics"), a Florida corporation and wholly owned subsidiary of IVAX, merged with and into Company (the "Merger") and Company became the surviving corporation following the Merger; and

     WHEREAS Company desires IVAX to provide certain administrative and other services previously provided by IVAX to Diagnostics prior to the Merger until such time as Company is able to provide such services on its own or through another third party;

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, IN CONSIDERATION of the mutual promises, covenants and agreements set forth in this Agreement, the parties agree as follows:

     1. Furnishing of Services. Commencing on the Effective Date and continuing
        ----------------------
through the term of this Agreement, IVAX agrees to furnish to Company the administrative and other services identified in, and in accordance with, Exhibit A attached hereto and made a part hereof (the "Services"), which may be amended from time to time.

     2. Fees for Services.
        -----------------

          2.1 For the Services, Company agrees to pay IVAX IVAX' actual costs plus 15%.

          2.2 IVAX shall bill Company monthly for Services rendered. Such invoice shall contain a description of the Services rendered and the charges therefor. Company shall pay such invoices within thirty (30) days of the date of the invoice.

     3. Term. Unless earlier terminated, this Agreement shall begin on the
        ----
Closing Date and end ninety days after the Closing Date, unless such term is extended by the mutual written agreement of the parties.

     4. IVAX' Duties in Connection with the Services. IVAX shall use reasonable
        --------------------------------------------
efforts to render the Services as and when Company shall request, based upon mutually agreed upon schedules and in a manner consistent with IVAX' past practices in providing such Services to Diagnostics prior to the Merger. IVAX shall use commercially reasonable efforts to provide the Services in a timely
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and effective fashion. Notwithstanding the foregoing sentence, both parties acknowledge that IVAX may be required to furnish services similar to the Services to itself and its affiliates. IVAX reserves the right, upon 30 days prior written notice, to modify any of the Services furnished hereunder, to the extent it is modifying such Services on an organization-wide basis.

     5. Disclaimer. IVAX may rely in all respects upon data furnished by Company
        ----------
in rendering the Services hereunder. IVAX makes no warranties, express or implied, by operation of law or otherwise, with respect to the Services furnished under this Agreement. IVAX shall not be liable for damages or otherwise with respect to the furnishing of the Services and Company hereby releases IVAX from any and all claims that it may have with respect to the furnishing of the Services, except for gross negligence or willful misconduct. Notwithstanding the foregoing, Company shall not be required to pay IVAX for Services not furnished or incorrectly furnished by reason of error. In no event shall IVAX be liable for consequential, incidental, specific or punitive damages, including, without limitation, loss of profits or goodwill, capital, downtime expenses or claims of customers. Company further agrees that in making any claim against IVAX in respect of any aspect of the provision of the Services pursuant to this Agreement, it shall not institute suit against any employee of IVAX past or present, and shall be limited solely to claims against and shall have recourse only to IVAX.

     6. Termination of Agreement. This Agreement may be terminated as follows:
        ------------------------

          (i) by either party upon sixty days' prior written notice to the other party;

          (ii) by IVAX upon written notice to Company if Company shall have failed to pay any amounts due hereunder within ten (10) business days after receipt of written notice of its failure to pay such amounts when due; and

          (iii) at any time by the mutual agreement of the parties.

     7. Miscellaneous.
        -------------

          7.1 This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that no such consent shall be required for a party to assign this Agreement to an affiliate or a purchaser of all or substantially all of the assets of such party by providing written notice to the other party.

          7.2 This Agreement shall be governed by and construed in accordance with the laws of Florida without regard to its principles of conflicts of laws.

          7.3 This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. Except as is otherwise expressly provided for herein, no supplement, modification or amendment of the Agreement shall be binding unless in writing and executed by IVAX and Company.

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          7.4 This Agreement shall be signed in any number of counterparts, each of which for all purposes shall be deemed to be an original, and all of which together shall constitute the same agreement.

          7.5 The headings of the sections of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any section hereof.

          7.6 Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties hereto.

          7.7 All notices, demands, requests and other communications required or permitted to be given hereunder shall be deemed duly given on the date delivered by hand, mailed by registered or certified mail, postage prepaid or sent by overnight courier or facsimile:

          If to IVAX:

          4400 Biscayne Boulevard
          Miami,Florida 33137
          Attention:General Counsel
          Facsimile:(305)575-6049

          and if to Company:

          2140 North Miami Avenue
          Miami, Florida 33137
          Attention: President and Chief Executive Officer
          Facsimile:(305)324-2395

     THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                           IVAX CORPORATION


                           By:/s/ Carol J. Gillespie
                              -------------------------------------------------
                               Name: CAROL J. GILLESPIE
                                     ----------------------
                               Title: SENIOR VICE PRESIDENT
                                      ---------------------

                           IVAX DIAGNOSTICS, INC., F/N/A B2BSTORES.COM INC.


                           By:/s/Giorgio D'urso
                              -------------------------------------------------
                               Name:GIORGIO D'URSO
                                    -----------------------
                               Title:PRESIDENT & CEO
                                     ----------------------

                   SIGNATURE PAGE TO SHARED SERVICES AGREEMENT

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                                    EXHIBIT A

                         SERVICES TO BE PROVIDED BY IVAX

Payroll, including printing paychecks and making associated tax filings;

Treasury, including providing cash management services, including disbursements, receipts, banking and investing;

Insurance, including providing and administrating insurance policies;

Legal;

Human resources, including providing and administrating employee benefits and plans through the following dates:

     medical, dental, flex and life through the end of the month in which the merger is completed,and medical, dental, flex continued by Diagnostics' employees under COBRA through the end of the COBRA period;

Financial reporting, including providing consolidated reports and public reporting;

Income taxes;

Information systems, including providing network and website hosting, phone and data systems, software licenses and information systems support.

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